REPORT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING
FIRM

To the Trustees and Shareholders of Eaton
Vance Floating-Rate Income Trust:
In planning and performing our audit of the
financial statements of Eaton Vance
Floating-Rate Income Trust (the "Trust") as
of and for the year ended May 31, 2013, in
accordance with the standards of the Public
Company Accounting Oversight Board
(United States), we considered the Trust's
internal control over financial reporting,
including controls over safeguarding
securities, as a basis for designing our
auditing procedures for the purpose of
expressing our opinion on the financial
statements and to comply with the
requirements of Form N-SAR, but not for
the purpose of expressing an opinion on the
effectiveness of the Trust's internal control
over financial reporting.  Accordingly, we
express no such opinion.
The management of the Trust is responsible
for establishing and maintaining effective
internal control over financial reporting.  In
fulfilling this responsibility, estimates and
judgments by management are required to
assess the expected benefits and related
costs of controls.  A trust's internal control
over financial reporting is a process
designed to provide reasonable assurance
regarding the reliability of financial
reporting and the preparation of financial
statements for external purposes in
accordance with generally accepted
accounting principles.  A trust's internal
control over financial reporting includes
those policies and procedures that (1) pertain
to the maintenance of records that, in
reasonable detail, accurately and fairly
reflect the transactions and dispositions of
the assets of the trust; (2) provide reasonable
assurance that transactions are recorded as
necessary to permit preparation of financial
statements in accordance with generally
accepted accounting principles, and that
receipts and expenditures of the trust are
being made only in accordance with
authorizations of management and trustees
of the trust; and (3) provide reasonable
assurance regarding prevention or timely
detection of unauthorized acquisition, use,
or disposition of a trust's assets that could
have a material effect on the financial
statements.
Because of its inherent limitations, internal
control over financial reporting may not
prevent or detect misstatements.  Also,
projections of any evaluation of
effectiveness to future periods are subject to
the risk that controls may become
inadequate because of changes in conditions,
or that the degree of compliance with the
policies or procedures may deteriorate.
A deficiency in internal control over
financial reporting exists when the design or
operation of a control does not allow
management or employees, in the normal
course of performing their assigned
functions, to prevent or detect misstatements
on a timely basis.  A material weakness is a
deficiency, or a combination of deficiencies,
in internal control over financial reporting,
such that there is a reasonable possibility
that a material misstatement of a trust's
annual or interim financial statements will
not be prevented or detected on a timely
basis.
Our consideration of the Trust's internal
control over financial reporting was for the
limited purpose described in the first
paragraph and would not necessarily
disclose all deficiencies in internal control
that might be material weaknesses under
standards established by the Public
Company Accounting Oversight Board
(United States).  However, we noted no
deficiencies in the Trust's internal control
over financial reporting and its operation,
including controls for safeguarding
securities that we consider to be a material
weakness, as defined above, as of May 31,
2013.
This report is intended solely for the
information and use of management and the
Trustees of Eaton Vance Floating-Rate
Income Trust and the Securities and
Exchange Commission and is not intended
to be and should not be used by anyone
other than these specified parties.
/s/ Deloitte & Touche LLP

Boston, Massachusetts
July 16, 2013